EXHIBIT 23.04

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Interwoven, Inc. of our report dated January 16, 2003 (except for Note 17, which is dated as of March 19, 2003) relating to the financial statements and financial statement schedule of iManage, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

September 25, 2003